SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 17, 2004

CENTRAL VALLEY COMMUNITY BANCORP

(Exact Name of Registrant as Specified in Charter)

California	000-31977	77-0539125
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Pollasky Avenue, Clovis, California		93612
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:  (559) 298-1775

(Former Name or Former Address, if Changed Since Last Report)    Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

See discussion at Item 2.03 below.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On December 17, 2004, Central Valley Community Bancorp (the “Company”) entered into a non-revolving loan agreement with Bank of the West (“Bank”) under which the Company may borrow up to $2,500,000 bearing interest at a rate equal to Bank’s Prime Rate or LIBOR, at the Company’s election. The Company is obligated to pay interest on the outstanding balance quarterly.  The principal may be prepaid at any time, and is due December 31, 2007.  The Company’s obligations under the agreement are secured by a security interest in 20% of the issued and outstanding shares of Central Valley Community Bank (“CV Bank”), the Company’s wholly owned subsidiary.

The Company and CV Bank are obligated to meet certain financial covenants under the loan agreement, including a requirement that CV Bank remain Well Capitalized under relevant regulatory definitions, and maintain capital, asset quality, liquidity, and profitability at specified ratios.  The Bank may demand immediate payment of principal and interest in the event of a default, which is defined to include: (a) failure to pay amounts owed when due; (b) failure by the Company or CV Bank to meet conditions under agreements with the Bank; (c) default by Company or CV Bank under a credit agreement or guarantee with a third party; (d) provisions of false information to Bank; (e) Company or CV Bank becomes the subject of bankruptcy or receivership proceedings; (f) the security interest grant to Bank fails to be a first priority security interest; (g) the Company is involved in litigation or judgments $250,000 or more in excess of Company’s insurance; or (h) other material adverse changes.

The Company intends to contribute $2,000,000 to the capital of CV Bank and to retain $500,000 (the “Surplus Fund”) to be used to service the borrowing, if necessary, over the short term.  During the time the borrowing remains outstanding, which is expected to be until approximately 2007, CV Bank would not anticipate paying dividends to the Company except for dividends that are necessary following the depletion of the Surplus Fund to (i) fund the debt service obligations and (ii) meet the ordinary and usual operating expenses of the Company consistent with its past practices, provided that CV Bank would not pay any dividend that would cause it to be deemed not “well capitalized” under applicable banking laws and regulations.

Item 9.01 Exhibits

(c) Exhibits.

10.1  Copies of Business Loan Agreement dated as of December 17, 2004, between Central Valley Community Bancorp and Bank of the West will be filed with the Company’s 10-KSB.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Central Valley Community Bancorp

Date: December 20, 2004	By: /s/ Daniel J. Doyle
Name: Daniel J. Doyle
Title: Chairman and Chief Executive Officer (principal executive officer)

EXHIBIT INDEX

Exhibit No.	Description

10.1	Copies of Business Loan Agreement dated as of December 17, 2004, between Central Valley Community Bancorp and Bank of the West will be filed with the company’s 10-KSB.